Pricing Supplement No. 157L Dated May 7, 2004 (To Prospectus dated August 19, 2003 and Prospectus Supplement dated August 19, 2003)	Rule 424(b)(2) File No. 333-107207 CUSIP #: 46623E BT5

J.P. MORGAN CHASE & CO.
[X]	Senior Medium-Term Notes, Series C Due From Nine Months to Thirty Years from Date of Issue
[ ]	Subordinated Medium Term Notes, Series A Due From Nine Months to Thirty Years from Date of Issue
Principal Amount: Issue Price: Commission or Discount: Proceeds to Company:	$150,000,000 100% $225,000 $149,775,000
Agents	Principal Amount To be Purchased
J.P. MORGAN SECURITIES INC.	$147,000,000
BEAR, STEARNS & CO.	$1,500,000
KEEFE, BRUYETTE & WOOD	$1,500,000
Agents' Capacity: if as principal	[ ] As agent	[X] As principal
[ ]	The Notes are being offered at varying prices relating to prevailing market prices at the time of sale. SEE BELOW
[ X ]	The Notes are being offered at a fixed initial public offering price equal to the Issue Price (as a percentage of Principal Amount).
Original Issue Date:	May 14, 2004
Stated Maturity:	May 14, 2007

Form:  [X]   Book-entry   [_]  Certificated

Currency:  U.S. Dollars

[  ]  Fixed Rate Note:

[ X ] Floating Rate Note:	CD [ ] Treasury Rate [ ]	Commercial Paper Rate [ ] Prime Rate [ ]	LIBOR Telerate [ X ] CMT [ ]	LIBOR Reuters [ ]

Interest Payment Dates:
   Quarterly on the 14th or next good business day of August, November, February and May, via modified following business day convention, commencing August 16, 2004.

Interest Reset Dates:   The 14th or next good business day of August, November, February and May, via modified following business day convention, commencing August 16, 2004.

Index Maturity:  3-month LIBOR
Spread (+/-):   +6 BP
Multiplier:   Not Applicable
Maximum Interest Rate:    Not Applicable     Minimum Interest Rate:   0%
Optional Redemption:   Yes [   ]   No [X]